EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO SENIOR SUBORDINATED LOAN AGREEMENT
THIS AMENDMENT NO. 4, dated as of April 26, 2013 (this "Amendment No. 4"), to that certain Senior Subordinated Loan Agreement referred to below is entered into by and among Dynamics Research Corporation, a Massachusetts corporation (the "Borrower"), the Guarantors, Ares Mezzanine Partners, L.P. (the "Lead Investor") and each of the other Lenders from time to time party thereto.
STATEMENT OF PURPOSE
The Borrower is a party to that certain Senior Subordinated Loan Agreement, dated as of June 30, 2011, by and among the Borrower, each financial institution party thereto as a lender (collectively, the "Lenders" and, each individually, a "Lender") and the Lead Investor (as amended by that certain Amendment No. 1 to Senior Subordinated Loan Agreement, dated June 29, 2012, that certain Amendment No. 2 to Senior Subordinated Loan Agreement, dated August 8, 2012, that certain Amendment No. 3 to Senior Subordinated Loan Agreement, dated December 31, 2012, and as otherwise further amended, restated, supplemented or modified to date, the "Loan Agreement").
The Borrower now requests that the Loan Agreement be amended in order to grant certain accommodations to and for the benefit of the Borrower, all as more particularly described herein.
Subject to the terms and conditions of this Amendment No. 4, the Required Lenders have agreed to grant such requests of the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.                          Capitalized Terms.  All capitalized undefined terms used in this Amendment No. 4 (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Loan Agreement.  This Amendment No. 4 shall be a "Loan Document" for all purposes of the Loan Agreement and the other Loan Documents.
SECTION 2.                          Amendments.  The parties hereto hereby agree that as of the Amendment No. 4 Effective Date (as defined below):
(a)            Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of "Consolidated Fixed Charges" in its entirety and replacing it with the following:
""Consolidated Fixed Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum, in each case determined in accordance with GAAP for such period and without duplication, of (a) Consolidated Interest Expense paid or payable in cash other than any Make-Whole Premium or other premiums paid or payable in connection with the repayment of the Loans pursuant to a Junior Payment (as defined in the Senior Credit Agreement as in effect on the Amendment No. 4 Effective Date) plus (b) scheduled principal payments with respect to Indebtedness, regardless of whether or not such Scheduled Principal Payments are actually made by the Borrower or any Subsidiary during such period ("Scheduled Principal Payments") plus (c) Restricted Payments; provided that for purposes of determining Consolidated Fixed Charges for any period of the Borrower prior to June 30, 2012, the determination of Scheduled Principal Payments and Consolidated Interest Expense shall be deemed to be the amount of (i) for the four consecutive fiscal quarter period ending September 30, 2011, the amount of Scheduled Principal Payments and Consolidated Interest Expense for the fiscal quarter ending September 30, 2011 times four (4); (ii) for the four consecutive fiscal quarter period ending December 31, 2011, the amount of Scheduled Principal Payments and Consolidated Interest Expense for the two consecutive fiscal quarters ending December 31, 2011 times two (2); and (iii) for the four consecutive fiscal quarter period ending March 31, 2012, the amount of Scheduled Principal Payments and Consolidated Interest Expense for the three consecutive fiscal quarters ending March 31, 2012 times 4/3."
(b)            Section 1.01 of the Loan Agreement is hereby amended by adding the following defined term in its appropriate alphabetical order:
""Amendment No. 4 Effective Date" means the date on which all of the conditions precedent to the Amendment No. 4 to Senior Subordinated Loan Agreement, dated as of April 26, 2013, among the Borrower, the Lead Investor and the other Lenders party thereto, are satisfied or waived."
SECTION 3.                          Conditions Precedent to Effectiveness.
(a)            This Amendment No. 4 shall be effective upon the satisfaction of each of the following conditions (such date, the "Amendment No. 4 Effective Date") :
(i)            Executed Amendment. The Lead Investor shall have received counterparts of this Amendment No. 4 executed by the Borrower, the Guarantors and the Required Lenders.
(ii)            Amendment to Senior Credit Agreement.  Contemporaneously with the effectiveness of this Amendment No. 4, the Borrower, the Guarantors, the Senior Agent, and the Senior Lenders shall have entered into an amendment to the Senior Credit Agreement in form and substance satisfactory to the Lead Investor (the "Senior Amendment").
(iii)            Other Closing Documents.  The Lead Investor shall have received such other instruments, documents and certificates as the Lead Investor shall reasonably request in connection with the execution of this Amendment No. 4.
(iv)            Payment of Fees and Expenses.  The Borrower shall have paid all out-of-pocket expenses incurred by the Lead Investor (including the fees, charges and disbursements of counsel for the Lead Investor) with respect to this Amendment No. 4.
(b)              For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment No. 4 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Lead Investor shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
SECTION 4.                          Effect of the Agreement.  Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Amendment No. 4 shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and any other Lender, on the other hand.  References in the Loan Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") and in any Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
SECTION 5.                          Representations and Warranties.  By its execution hereof, each Loan Party hereby represents and warrants as follows:
(a)            such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment No. 4 and each other document executed in connection herewith to which it is a party in accordance with their respective terms;
(b)            this Amendment No. 4 and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies;
(c)            each representation and warranty contained in the Loan Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete in all material respects as of such earlier date; provided that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the applicable date;
(d)            no Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated by this Amendment No. 4; and
(e)            no Loan Party has paid or agreed to pay any fees or other consideration to the Senior Agent or any Senior Lender in connection with the Senior Amendment other than as set forth in the Senior Amendment.

SECTION 6.                          Reaffirmation, Ratification and Acknowledgment.  Each Loan Party (a) agrees that the transactions contemplated by this Amendment No. 4 shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Guaranty, the Subordination Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the Guaranty, the Subordination Agreement and each other Loan Document to which it is a party and (c) agrees that the Guaranty, the Subordination Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.
SECTION 7.                          Miscellaneous.

(a)            Counterparts.  This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.
(b)            Governing Law.  This Amendment No. 4, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.
(c)            Electronic Transmission.  A facsimile, telecopy or other reproduction of this Amendment No. 4 may be executed by one or more parties hereto, and an executed copy of this Amendment No. 4 may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Amendment No. 4 as well as any facsimile, telecopy or other reproduction hereof.
(d)            Entire Agreement. This Amendment No. 4 is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
(e)            Successors and Assigns.  This Amendment No. 4 shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

DYNAMICS RESEARCH CORPORATION,
as Borrower
By:	/s/ David Keleher
Name:	David Keleher
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Amendment No. 4
to
Dynamics Research Corporation Senior Subordinated Loan Agreement

GUARANTORS:

DRC INTERNATIONAL CORPORATION
By:	/s/ David Keleher
Name:	David Keleher
Title:	Vice President Finance and Chief Financial Officer

H.J. FORD ASSOCIATES, INC.
By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and Chief Financial Officer

KADIX SYSTEMS, LLC
By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and Chief Financial Officer

HIGH PERFORMANCE TECHNOLOGIES, INC.
By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and Chief Financial Officer

Amendment No. 4
to
Dynamics Research Corporation Senior Subordinated Loan Agreement

ARES MEZZANINE PARTNERS, L.P.

By: ARES MEZZANINE PARTNERS GP, L.P.,
its general partner

By: ARES MEZZANINE MANAGEMENT LLC,
its general partner

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Amendment No. 4
to
Dynamics Research Corporation Senior Subordinated Loan Agreement

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

By: Partners Group (USA) Inc., as investment manager

By: Partners Group (Guernsey) Limited under power of attorney

By:	/s/ Daniel Stopher
Name:	Daniel Stopher
Title:	Director
By:	/s/ Neil Hartley
Name:	Neil Hartley
Title:	Authorised Signatory

Amendment No. 4
to
Dynamics Research Corporation Senior Subordinated Loan Agreement